UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(amendment No.      )

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Check the appropriate box:

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14a-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SOMERA COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2005

TO THE STOCKHOLDERS OF SOMERA COMMUNICATIONS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Somera Communications, Inc., a Delaware corporation (the “Company” or “Somera”), will be held on Tuesday, May 10, 2005, at 10:00 a.m., local time, at Somera’s corporate headquarters located at 301 S. Northpoint Drive, Coppell, Texas 75019 for the following purposes:

1. To elect two (2) Class III directors to serve for the ensuing three (3) years and until such director’s successor is duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the 2005 fiscal year.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 14, 2005 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

FOR THE BOARD OF DIRECTORS
Jeremy D. Rossen Vice President, Corporate Development, General Counsel and Corporate Secretary

Carpinteria, California

April 13, 2005

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

SOMERA COMMUNICATIONS, INC.

301 S. Northpoint Drive

Coppell, Texas 75019

(972) 304-5660

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Somera Communications, Inc. (the “Company” or “Somera”) for use at the Annual Meeting of Stockholders to be held May 10, 2005 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Somera’s corporate headquarters located at 301 S. Northpoint Drive, Coppell, Texas 75019.

These proxy solicitation materials and Somera’s Annual Report to Stockholders for the year ended January 2, 2005, including financial statements, were mailed on or about April 13, 2005 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 14, 2005 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 49,975,461 shares of Somera’s Common Stock, $0.001 par value per share, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of Somera a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Proxies properly executed, duly returned to Somera and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of Somera may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. Stockholders do not have the right to cumulative voting in the election of directors.

The cost of soliciting proxies will be borne by Somera. Somera may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Somera’s directors, officers, and employees, without additional compensation, personally or by telephone or otherwise.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Somera believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Somera intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Somera intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline For Receipt Of Stockholder Proposals

Stockholders who wish to present proposals at our 2006 annual meeting must submit their proposals in proper form in accordance with our bylaws and be received by us no later than January 10, 2006 in order to be:

•	considered for inclusion in the proxy statement and form of proxy relating to that meeting; and

•	considered at the meeting.

Stockholder proposals must be delivered to us at our offices at 6410 Via Real, Carpinteria, California 93013, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The Corporate Governance and Nominating Committee of the Board of Directors has recommended and the Board of Directors has nominated the two (2) Class III directors named below to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s two (2) nominees named below, who are currently directors of Somera. If any nominee of Somera is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the substitute nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of Stockholders held in 2008 or until the director’s successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

The nominees for election at the annual meeting are Mr. Walter G. Kortschak and Mr. Casimir S. Skrzypczak. Mr. Kortschak and Mr. Skrzypczak are currently on the Board of Directors as Class III directors. If elected, Mr. Kortschak and Mr. Skrzypczak will each serve as directors until the annual meeting in 2008. The two (2) candidates receiving the highest number of “FOR” votes shall be elected to Somera’s Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

Mr. Kortschak has previously been elected to the board as a Class III director by our stockholders. Mr. Skrzypczak was first elected as a Class III director by the board in October 2003 to fill a vacancy. He was brought to the attention of the Board of Directors by a third-party search firm. The board retained the search firm to help it to identify and evaluate potential candidates. Following a process whereby the search firm helped the board narrow the list of potential board candidates, Mr. Skrzypczak was interviewed by our chairman, our Board of Directors and members of management. Following these interviews, the board elected Mr. Skrzypczak as a Class III director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW:

Name	Age	Principal Occupation
Walter G. Kortschak	45	Managing Partner, Summit Partners, L.P.
Casimir S. Skrzypczak	64	General Partner, Global Asset Capital

Set forth below are each nominee’s principal occupations during the past five (5) years.

Walter G. Kortschak has served as a director of Somera since July 1998. Mr. Kortschak is a Managing Partner and Managing Member of various entities affiliated with Summit Partners, L.P., a private equity and venture capital firm in Palo Alto, California, where he has been employed since June 1989. Summit Partners, L.P., and its affiliates manage a number of venture capital funds, including Summit Ventures V, L.P., Summit V Advisors (QP) Fund, L.P., Summit V Advisors Fund, L.P., and Summit Investors III, L.P. Mr. Kortschak is a member of the board of directors of AlphaSmart, Inc., a provider of technology solutions to the education market, and several privately held companies. Mr. Kortschak holds a B.S. in engineering from Oregon State University, an M.S. in engineering from The California Institute of Technology and an M.B.A. from the University of California, Los Angeles.

Casimir S. Skrzypczak has served as a director of Somera since October 2003. Since July 2001, Mr. Skrzypczak has been a General Partner at Global Asset Capital Investment, a private equity investor. From October 1999 to July 2001, Mr. Skrzypczak served as a Senior Vice President at Cisco Systems, Inc., a provider of networking products and services. From July 1997 to October 1999, Mr. Skrzypczak served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc., a provider of operations support systems, network software and consulting services to the telecommunications industry. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology and Vice President, Network & Technology Planning for NYNEX. Mr. Skrzypczak has served as a trustee of Polytechnic University since 1987 and is chairman of its Education Committee. Mr. Skrzypczak is a member of the board of directors of JDS Uniphase, Inc., a manufacturer of optical products for communications and industrial, commercial and consumer applications, Sirenza Microdevices Inc., a supplier of integrated circuits for the wireless and wireline telecommunications markets, ECI Telecom Ltd., a provider of telecommunications networking solutions and Webex Communications, Inc., an Internet communications services company. Mr. Skrzypczak holds a B.S. in Mechanical Engineering from Villanova University and an M.S. in Operations Research from Hofstra University.

Directors Not Standing for Election

The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Expires	Principal Occupation
David W. Heard	36	Class I, 2006	President and Chief Executive Officer, Somera Communications, Inc.
David A. Young	61	Class I, 2006	Director
Barry Phelps	57	Class II, 2007	President, Performance Analysis, Spirent Communications, a subsidiary of Spirent PLC
Charles E. Levine	52	Class II, 2007	Director

David W. Heard has served as a Director and President and Chief Executive Officer of Somera since May 2004. Before joining Somera, Mr. Heard was President and General Manager, Network Switching Division at Tekelec, Inc, a manufacturer of switching equipment, from June 2003 to May 2004. Prior to that, Mr. Heard was President and Chief Executive Officer at Santera Systems, Inc., a manufacturer of switching equipment, from February 2000 to June 2003, which was acquired by Tekelec in 2003. At Lucent Technologies, a leading global manufacturer of telecommunications equipment, Mr. Heard held various positions from 1995 to 2000 in the Access Division, Wireless Network Group, and GSM Mobility Group, most recently serving as Vice President of the Access Division. Prior to that, Mr. Heard was Regional Director at AT&T Corporation, a communications company, from 1990 to 1995. Mr. Heard began his career at Chrysler Motors. Mr. Heard holds at an M.B.A. from the University of Dayton, a B.S. in Production & Operations Management from Ohio State University, and an M.S. in Management from Stanford University.

David A. Young has served as a director of Somera since November 2003. From October 2000 to May 2003, Mr. Young served as Vice President and Chief Financial Officer at Adaptec, Inc., a storage solution provider. From July 1994 to March 2000, Mr. Young served as Vice President and Chief Financial Officer at Datum, Inc., a timing and synchronization solutions company. Prior to that, Mr. Young served as Chief Executive Officer and Chief Financial Officer at Blower-Dempsey, a paper and chemical company from May 1992 to June 1994. Mr. Young also served as Vice President and Chief Financial Officer at Alpha Microsystems, a proprietary hardware and software company, from May 1990 to March 1992. Mr. Young holds a B.S. in Accounting from Indiana University.

Barry Phelps has served as a director of Somera since July 1999 and as Chairman of the Board since June 2003. Mr. Phelps has been the President, Performance Analysis, Spirent Communications, a subsidiary of Spirent PLC (following Spirent’s acquisition of Netcom Systems) and had been the Chief Operating Officer and

President, Broadband Division since January 2000. Prior to that, Mr. Phelps was President and Chief Executive Officer of Netcom Systems, Inc., a network performance analysis company in Calabasas, California, where he had been employed since November 1996. Before he became President and Chief Executive Officer in November 1997, Mr. Phelps served as the Vice President, Finance and Chief Financial Officer of Netcom Systems. Prior to joining Netcom Systems, from February 1992 to November 1996, Mr. Phelps served as Chairman and Chief Executive Officer of MICOM Communications Corporation, a data communications equipment company that was acquired by Nortel Networks in June 1996. Mr. Phelps holds a B.S. in mathematics from St. Lawrence University and an M.B.A. from the University of Rochester.

Charles E. Levine has served as a director of Somera since October 2003. From 1997 to September 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, Mr. Levine was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services, a provider of voice systems services, from 1994 to 1996. Mr. Levine is a member of the board of directors of Viisage Technology, an advanced technology identity solutions company, At Road, Inc., a wireless applications provider, Sierra Wireless, Inc., a wireless solutions provider, and Lexar Media Inc., a digital media storage company. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

There are no family relationships among any directors or executive officers of Somera.

Compensation of Directors

Prior to September 2003, except for reimbursement of reasonable expenses incurred in connection with serving as a director and a grant of stock options to independent directors upon commencement of the initial term as director of Somera, our directors were not compensated for their service as directors.

In September 2003, Somera adopted a new compensation policy for directors of the Company. With respect to Somera’s non-independent directors, except for reimbursement of reasonable expenses incurred in connection with serving as a director, our non-independent directors are not compensated for their service as directors. Somera’s independent directors, currently including Messrs. Phelps, Levine, Skrzypczak and Young, receive an annual cash retainer of $20,000, which is paid in equal quarterly installments. Moreover, in the event an independent director attends regularly scheduled or special meetings of the Board or a committee of the Board in person, each independent director receives (i) $1,000 per meeting of the Board of Directors plus any reasonable expenses, (ii) $1,500 per meeting of a committee of the Board of which such independent director is a member but not chairperson plus any reasonable expenses, and (iii) $2,000 per meeting of a committee of the Board of which such independent director is the chairperson plus any reasonable expenses. In the event an independent director of the Board attends regularly scheduled or special meetings of the Board or a committee of the Board telephonically, such independent member receives sixty percent (60%) of the amount such independent director would have received if such director had attended the meeting in person. Additionally, each independent director received a grant of 15,000 shares of restricted common stock of Somera. In each case, such shares of common stock are generally subject to vesting over a four-year period. Finally, each newly appointed independent director of Somera receives a non-statutory stock option to purchase 50,000 shares of Somera’s common stock.

In March and May 2004, Somera amended certain portions of its compensation policy for directors of the Company. Somera’s employee directors are not compensated for their service as directors, except for reimbursement of reasonable expenses incurred in connection with serving as a director. Somera’s non-employee directors, currently including Messrs. Phelps, Kortschak, Levine, Skrzypczak and Young, receive (i) an annual cash retainer of $25,000, which is paid in equal quarterly installments, (ii) an annual grant of a non-statutory stock option to purchase up to 15,000 shares of Somera’s common stock, and (iii) the ability to participate in Somera’s group medical coverage plan. In addition, Somera’s Chairman of the Board, Mr. Phelps receives an additional annual cash retainer of $15,000, which is paid in equal quarterly installments. With respect to amounts paid to non-employee directors for attending regularly scheduled or special meetings, Somera elected to include Mr. Kortschak as a participant in such compensation program. All other compensation for directors discussed above remained the same.

Board Meetings and Committees

Somera Communications held six (6) board meetings during fiscal 2004. The Board has three committees: Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee. The current members of the committees are identified in the following table:

Director	Audit Committee		Human Resources Committee		Corporate Governance and Nominating Committee
Barry Phelps	X		X
Charles E. Levine			X	*	X
Walter G. Kortschak			X
Casimir Skrzypczak	X				X	*
David A. Young	X	*			X

*Chairperson

During 2004, each Board member attended 75% or more of the meetings held by the Board, and each committee member attended 75% or more of the meetings held by the committees on which he served.

The Somera board of directors has determined that the following directors are independent pursuant to applicable SEC rules and regulations and the rules of The Nasdaq Stock Market, Inc.: Messrs. Phelps, Levine, Kortschak, Skrzypczak and Young.

Audit Committee. The Audit Committee held ten (10) meetings during fiscal 2004. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial controls, annual independent audits of the Company’s financial statements, and such legal compliance and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee approves any proposed provision of non-audit services by the Company’s independent auditors’ provision, basing their decision on whether the provision of such services is compatible with maintaining the independence of the independent auditors. The Somera board of directors has determined that each member of its Audit Committee, which is comprised solely of non-employee directors, meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market, Inc. and SEC rules and regulations. Furthermore, each member of the Audit Committee satisfies the financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules of The Nasdaq Stock Market, Inc., and any other applicable regulatory requirements.

The Somera board of directors has determined that David A. Young, Chairperson of the Audit Committee, is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

The charter for the Audit Committee was amended by the Board of Directors in August 2003. A copy of the Audit Committee charter, as amended to date, is available on the Company’s website at www.somera.com under “Investor Relations—Corporate Governance.”

Human Resources Committee. The Human Resources Committee (formerly called the Compensation Committee) held seven (7) meetings during fiscal 2004. The Human Resources Committee of the Board of

Directors is responsible for ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors. The Human Resources Committee is also responsible for administering certain other compensation programs for such individuals. The Human Resources Committee Chairperson reports on the Human Resources Committee’s actions and recommendations at Board meetings. In addition, the Human Resources Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. The Human Resources Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and NASDAQ listing requirements to qualify as an independent director. The charter of the Committee is available on the Company’s website at www.somera.com under “Investor Relations—Corporate Governance.”

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four (4) meetings during fiscal 2004. The Corporate Governance and Nominating Committee identifies and recommends qualified candidates for election to the Somera Board of Directors, reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs and policies pertinent to the Company. The Committee also reviews any proposals made by stockholders in connection with the annual meetings of stockholders and makes recommendations to the Board of Directors for action on such proposals. In addition, the Committee reviews the composition and evaluates the performance of the Board of Directors and the committees of the Board of Directors, and reviews conflicts of interest of members of the Board of Directors and corporate officers. The charter of the Committee is available on the Company’s website at www.somera.com under “Investor Relations—Corporate Governance.” The charter of the Committee requires that all members of the Committee shall be independent directors under all applicable SEC rules and regulations and Nasdaq Stock Market rules.

In evaluating director nominees, the Corporate Governance and Nominating Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending board members that will best serve our interests and the interests of our stockholders. Nominees for director are selected on the basis of, among other criteria, their:

•	experience in business, finance or management, with a particular emphasis on experience and knowledge of Somera’s industry;

•	reputation for working constructively with others;

•	wisdom, integrity, and moral character;

•	ability to make independent analytical inquiries;

•	understanding of our business and willingness to devote adequate time to board duties; and

•	absence of conflicts of interest.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance and Nominating Committee may also consider such other factors as it may deem are in our best interests and the best interests of our stockholders.

The Corporate Governance and Nominating Committee would consider nominees recommended by stockholders provided that the provisions in our bylaws which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors are followed.

Stockholder Communication with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors, with a Board committee or with specific individual directors, correspondence may be directed to the Corporate Secretary at 6410 Via Real, Carpinteria, California 93013. The Board of Directors’ policy is to have all stockholder communications compiled by the Corporate Secretary and forwarded directly to the Board, the Corporate Governance and Nominating Committee or the director(s) as indicated in the correspondence. All correspondence will be forwarded to the appropriate party. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

Stockholders who wish to recommend a candidate for nomination to the Company’s Board of Directors to the Corporate Governance and Nominating Committee may do so by writing to the Company’s Corporate Secretary at 6410 Via Real, Carpinteria, California 93013 and providing the candidate’s name, biographical data and qualifications, including business and educational background. The Corporate Governance and Nominating Committee will evaluate any director candidates submitted by stockholders in the same manner as candidates identified by the Corporate Governance and Nominating Committee.

Corporate Governance Matters

Somera adopted a Code of Business Ethics and Conduct in February 2003 that applies to all of Somera’s employees, including its executive officers, and its directors. The Code of Business Ethics and Conduct is available on the Company’s website at www.somera.com under “Investor Relations—Corporate Governance.”

The Board of Directors is holding a regular Board meeting on the same date as the 2005 Annual Meeting of Stockholders. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are invited and strongly encouraged to attend both the Annual Meeting of Stockholders and the Board meeting. Last year, all members of Somera’s Board of Directors attended the 2004 Annual Meeting of Stockholders.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the 2005 fiscal year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the appointment, the Board will reconsider its selection. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company’s inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2004 and 2003:

Fee Type	2004	2003
Audit Fees(1)	$647,475	$308,400
Audit-Related Fees	—	—
Tax Fees(2)	—	70,660
All Other Fees(3)	—	30,400

Total	$647,475	$409,460

(1)	Includes fees associated with the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Tax Fees in 2003 primarily relate to fees paid to prepare the Company’s 2001 federal tax return. The Audit Committee pre-approved the provision by PricewaterhouseCoopers LLP of these tax services provided to the Company.
(3)	All Other Fees in 2003 primarily relate to advice and assistance with the Company’s international operations. The Audit Committee pre-approved the provision by PricewaterhouseCoopers LLP of these other non-audit related services provided to the Company.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board’s appointment. An abstention will have the same effect as a vote against the appointment of the independent accountants, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2005 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Somera specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to Somera’s financial statements, financial reporting practices, systems of internal accounting and financial controls, annual independent audits of Somera’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit

Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Somera and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Audit Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Audit Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

The following is the Report of the Audit Committee with respect to Somera’s audited financial statements for the fiscal year ended January 2, 2005, which includes the consolidated balance sheets of the Company as of January 2, 2005 and December 28, 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three fiscal years in the period ended January 2, 2005, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed Somera’s audited financial statements with management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with PricewaterhouseCoopers LLP, Somera’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of Somera’s financial statements.

The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP its independence from Somera.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to Somera’s Board that Somera’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005 for filing with the SEC.

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

David A. Young (Chairperson)

Barry Phelps

Casimir Skrzypczak

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to annual compensation and long-term compensation awarded during the last three fiscal years to the Company’s Chief Executive Officer, the Company’s four other most highly compensated executive officers, and the Company’s former Chief Financial Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

			Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year		Salary	Bonus		Other Annual Compensation(1)			Securities Underlying Options	All Other Compensation
David W. Heard President and Chief Executive Officer	2004	(2)	$245,192		$87,500		$54,625	(3)	1,250,000		$—
Michael Foliano Vice President, Operations	2004	(4)	$82,788		$—		$54,548	(3)	250,000		$—
Jeremy D. Rossen Vice President, Corporate Development, General Counsel and Secretary	2004 2003 2002		$199,615 169,615 158,654	$	— — 26,968	$	— 111,229 —	(5)	125,000 15,000 25,000	$	— — —
Kerry Zan Moore Vice President, North America Sales	2004 2003	(6)	$194,236 51,930	$	— 23,310		$32,000 —	(3)	100,000 80,000	$	— —
C. Stephen Cordial Former Vice President and Chief Financial Officer	2004 2003 2002	(7)	$278,442 237,981 76,586	$	— — —	$	— — —		350,000 100,000 150,000	$	— — —
Glenn O’Brien Former Vice President, Sales and Marketing	2004 2003	(8)	$226,734 116,829	$	— —	$	— 26,623	(3)	250,000 250,000	$	— —

(1)	Other compensation in the form of perquisites and other personal benefits have been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.
(2)	Mr. Heard joined Somera in May 2004.
(3)	Comprised of reimbursement for relocation and/or temporary housing expenses.
(4)	Mr. Foliano joined Somera in August 2004.
(5)	Comprised primarily of commission compensation earned in Mr. Rossen’s previously held position with Somera.
(6)	Mr. Moore joined Somera in August 2003.
(7)	Mr. Cordial joined Somera in August 2002 and left Somera’s employment in December 2004.
(8)	Mr. O’Brien joined Somera in June 2003 and left Somera’s employment in December 2004.

Option Grants and Exercises

The following table sets forth information regarding stock options granted to the Named Executive Officers during fiscal year 2004. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 0%, 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock.

Option Grants in Fiscal 2004

	Individual Grants
Name and Principal Occupation	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2004(2)	Exercise Price Per Share(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
David W. Heard	1,000,000	22.3%	$1.49	05/03/2014	$937,053	$2,374,676
David W. Heard(4)	250,000	5.6%	$1.49	05/03/2014	234,263	593,669
Michael Foliano	250,000	5.6%	$1.38	08/02/2014	216,969	549,841
Jeremy D. Rossen	125,000	2.8%	$1.50	04/07/2014	117,918	298,827
Kerry Zan Moore	100,000	2.3%	$1.50	04/07/2014	94,334	239,061
C. Stephen Cordial	300,000	6.7%	$1.50	04/07/2014	283,003	717,184
C. Stephen Cordial	50,000	1.1%	$1.39	09/14/2014	44,023	111,562
Glenn O’Brien	250,000	5.6%	$1.50	04/07/2014	235,835	597,653

(1)	Except as otherwise provided herein, twenty-five percent (25%) of the shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan generally become vested on the first anniversary of the vesting commencement date and the balance generally vests at the rate of 1/36th of the shares for each month thereafter. A portion of each of these options will accelerate upon a change of control or termination of the optionee’s employment. See “—Employment Agreements” for further descriptions of these employee benefits.
(2)	Based on the aggregate of options to purchase 4,475,000 shares of common stock granted to employees in 2004.
(3)	Options were granted at an exercise price equal to the deemed fair market value of the Company’s common stock on the date of the grant, as determined by the board.
(4)	One hundred percent (100%) of the shares issuable upon exercise of options granted under this option shall become vested on the sixth anniversary of the vesting commencement date, subject to accelerated vesting based upon Somera company performance objectives.

Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Heard	—	—	—	1,250,000	$—	$—
Michael Foliano	—	—	—	250,000	—	—
Jeremy D. Rossen	—	—	155,730	146,770	—	—
Kerry Zan Moore	—	—	26,667	153,333	—	—
C. Stephen Cordial	—	—	158,333	441,667	—	—
Glenn O’Brien	—	—	93,750	406,250	—	—

(1)	The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Company’s Common Stock at December 31, 2004, or $1.27 per share.

Equity Compensation Plan Information

The following table provides information as of January 2, 2005 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)(2)	7,076,785	$3.46	6,121,915
Equity compensation plans not approved by security holders(3)	281,250	$4.50	—

Total	7,358,035	$3.50	6,121,915

(1)	Consists of the following equity compensation plans:
1999 Stock Option Plan, and
1999 Employee Stock Purchase Plan.
(2)	The 1999 Stock Option Plan incorporates an evergreen formula pursuant to which, on the first day of each of the Company’s fiscal years, the number of shares available for future issuance under the 1999 Stock Option Plan automatically increases by the lesser of 4.0% of the total number of shares of the Company’s Common Stock then outstanding, 2,500,000 shares of the Company’s Common Stock, or other amount as determined by the Company’s Board of Directors. The 1999 Employee Stock Purchase Plan incorporates an evergreen provision pursuant to which, on the first day of each of the Company’s fiscal years, the aggregate number of shares reserved for issuance under the plan automatically increases by that number of shares of the Company’ Common Stock required to restore the number of shares of the Company’s Common Stock to the amount initially reserved under the 1999 Employee Stock Purchase Plan.
(3)	Consists of an Executive Stock Option Agreement.

Human Resources Committee Interlocks and Insider Participation

None of the members of the Human Resources Committee was an officer or employee of Somera. No interlocking relationship exists between any member of Somera’s Human Resources Committee and any member of any other company’s board of directors or compensation committee.

Employment Arrangements

David W. Heard. On April 20, 2004, Somera entered into an employment agreement with David W. Heard to be Somera’s President and Chief Executive Officer, effective on May 3, 2004.

Mr. Heard’s employment agreement provides for the following, effective on May 3, 2004:

•	Mr. Heard is an “at-will” employee of Somera, serving in the role as President and Chief Executive Officer.

•	Mr. Heard’s annual base salary is $375,000.

•	Mr. Heard is eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $175,000, based upon Somera’s performance and profitability. In addition, on Mr. Heard’s six-month anniversary with Somera, he was entitled to receive $87,500 of this bonus.

•

Mr. Heard received (i) a stock option to purchase 1,000,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, and (ii) a stock option to purchase 250,000, which option will vest as to 100% of the shares subject to the option six years after the date of grant, subject to accelerated vesting based upon Somera company performance objectives. Both such options are subject to Mr. Heard’s continued service to Somera during such time period.

•	Mr. Heard was entitled to receive relocation and temporary living reimbursement, up to $5,000 per month, for a period not to exceed one year.

•	If Mr. Heard’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” and he signs a standard release of claims, then he will be entitled to receive severance pay in the amount of twelve months of his base salary, an amount equal to the bonus amounts earned and paid to Mr. Heard for the four quarters preceding his termination, and accelerated vesting as to 25% of the shares subject to Mr. Heard’s option to purchase 1,000,000 shares of Somera’s common stock, except as provided below. If Mr. Heard’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” Somera materially changes the nature of its business (other than changes approved by Mr. Heard), Mr. Heard has been employed for at least twenty-four months, and he signs a standard release of claims, then he will be entitled to receive severance pay in the amount of eighteen months of his base salary, an amount equal to the bonus amounts earned and paid to Mr. Heard for the six quarters preceding his termination and accelerated vesting as to 37.5% of the shares subject to Mr. Heard’s option to purchase 1,000,000 shares of Somera’s common stock, in lieu of the amount described in the preceding sentence.

•	If within twelve months following a “change of control” involving Somera, Mr. Heard terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 100% of the shares subject to Mr. Heard’s option to purchase 1,000,000 shares of Somera’s common stock shall immediately vest and become exercisable at such time.

•	Mr. Heard’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

Kent Coker. On March 2, 2005, Somera entered into an employment agreement with Kent Coker to be Somera’s Senior Vice President and Chief Financial Officer, effective no later than April 30, 2005, subject to the mutual determination of Mr. Coker and Somera.

Mr. Coker’s employment agreement provides for the following, effective no later than April 30, 2005, subject to the mutual determination of Mr. Coker and Somera:

•	Mr. Coker is an “at-will” employee of Somera, serving in the role as Senior Vice President and Chief Financial Officer.

•	Mr. Coker’s annual base salary is $225,000.

•	Mr. Coker is eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $90,000, based upon Somera’s performance and profitability.

•	Mr. Coker is eligible to receive (subject to the approval of Somera’s Board) a stock option to purchase 300,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Coker’s continued service to Somera during such time period.

•	If Mr. Coker’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of six months of his base salary.

•	If within twelve months following a “change of control” involving Somera, Mr. Coker terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 50% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Coker’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

Jay Hilbert. On February 16, 2005, Somera entered into an employment agreement with Jay Hilbert to be Somera’s Senior Vice President, Marketing and Sales.

Mr. Hilbert’s employment agreement provides for the following:

•	Mr. Hilbert is an “at-will” employee of Somera, serving in the role as Senior Vice President, Marketing and Sales.

•	Mr. Hilbert’s annual base salary is $250,000.

•	Mr. Hilbert is eligible to receive an annual bonus of up to $200,000 based upon the performance of Mr. Hilbert’s marketing and sales organization, and eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $62,500, based upon Somera’s performance and profitability.

•	Mr. Hilbert received a stock option to purchase 375,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Hilbert’s continued service to Somera during such time period.

•	If Mr. Hilbert’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of six months of his base salary.

•	If within twelve months following a “change of control” involving Somera, Mr. Hilbert terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 50% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Hilbert’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

Michael Foliano. On August 2, 2004, Somera entered into an employment agreement with Michael Foliano to be Somera’s Vice President of Operations.

Mr. Foliano’s employment agreement, and subsequent amendments, thereto provides for the following:

•	Mr. Foliano is an “at-will” employee of Somera, serving in the role as Vice President of Operations.

•	Mr. Foliano’s annual base salary is $205,000.

•	Mr. Foliano is eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $100,000, based upon Somera’s performance and profitability.
•	Mr. Foliano received a stock option to purchase 250,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Foliano’s continued service to Somera during such time period.

•	If Mr. Foliano’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of six months of his base salary and an amount equal to the bonus amounts earned and paid to Mr. Foliano for the two quarters preceding his termination.

•	Mr. Foliano was entitled to receive relocation and temporary living reimbursement.

•	If within twelve months following a “change of control” involving Somera, Mr. Foliano terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 25% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Foliano’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

Jeremy D. Rossen. On April 2, 2004, Somera entered into an employment agreement with Jeremy D. Rossen to be Somera’s Vice President and General Counsel, which agreement was deemed effective as of March 22, 2004.

Mr. Rossen’s employment agreement, and subsequent amendments thereto, provides for the following:

•	Mr. Rossen is an “at-will” employee of Somera, serving in the role as Vice President and General Counsel.

•	Mr. Rossen’s annual base salary is $200,000.

•	Mr. Rossen is eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $100,000, based upon Somera’s performance and profitability.

•	Mr. Rossen received an additional stock option to purchase 125,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Rossen’s continued service to Somera during such time period.

•	If Mr. Rossen’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of six months of his base salary and an amount equal to the bonus amounts earned and paid to Mr. Rossen for the two quarters preceding his termination.

•	If within twelve months following a “change of control” involving Somera, Mr. Rossen terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 25% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Rossen’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

Kerry Zan Moore. On April 2, 2004, Somera entered into an employment agreement with Kerry Zan Moore to be Somera’s Managing Director, Sales—South and East, which agreement was deemed effective as of March 22, 2004.

Mr. Moore’s employment agreement provides for the following:

•	Mr. Moore is an “at-will” employee of Somera, serving in the role as Managing Director, Sales—South and East.

•	Mr. Moore’s annual base salary is $200,000.

•	Mr. Moore is eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $100,000, based upon Somera’s performance and profitability.

•	Mr. Moore received an additional stock option to purchase 100,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Moore’s continued service to Somera during such time period.

•	If, on or prior to December 31, 2006, Mr. Moore’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of twelve months of his base salary. If, after December 31, 2006, Mr. Moore’s employment terminates as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signs a standard release of claims), then he will be entitled to receive severance pay in the amount of six months of his base salary and an amount equal to the bonus amounts earned and paid to Mr. Moore for the two quarters preceding his termination.

•	Mr. Moore was entitled to receive relocation and temporary living reimbursement.

•	If within twelve months following a “change of control” involving Somera, Mr. Moore terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 25% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Moore’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

Termination of Certain Employment Arrangements in Fiscal 2004

C. Stephen Cordial. Mr. C. Stephen Cordial entered into an employment agreement and commenced his employment with Somera on August 16, 2002. On April 2, 2004, Mr. Cordial entered into an amended and restated employment agreement with Somera, which agreement was effective as of March 22, 2004.

Mr. Cordial’s amended and restated employment agreement provided for the following:

•	Mr. Cordial was an “at-will” employee of Somera, serving in the role as Vice President and Chief Financial Officer and until Somera’s President and Chief Executive Officer commenced employment with Somera, served as acting Chief Executive Officer and President until David W. Heard was appointed President and Chief Executive Officer.

•	Mr. Cordial’s annual base salary was $254,000; provided that Mr. Cordial received an annual base salary of $281,000 until eight weeks after Somera’s President and Chief Executive Officer commenced employment with Somera.

•	Mr. Cordial was eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $132,000; provided that Mr. Cordial was eligible to participate in Somera’s operating income bonus plan, up to an amount equal to $152,000 until eight weeks after Somera’s President and Chief Executive Officer commenced employment with Somera; in both cases based upon Somera’s performance and profitability.

•	Mr. Cordial received an additional stock option to purchase 300,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. Cordial’s continued service to Somera during such time period.

•	If Mr. Cordial’s employment terminated as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signed a standard release of claims), then he would be entitled to receive severance pay in the amount of twelve months of his base salary and an amount equal to the bonus amounts earned and paid to Mr. Cordial for the four quarters preceding his termination.

•	If within twelve months following a “change of control” involving Somera, Mr. Cordial terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 25% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. Cordial’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

On September 14, 2004, Mr. Cordial and Somera entered into a Transition Agreement and a Separation Agreement and Release whereby Mr. Cordial’s employment terminated as of December 31, 2004 and Somera agreed to pay Mr. Cordial the amount of twelve months of his base salary in lieu of any severance amounts due under Mr. Cordial’s amended and restated employment agreement. The Board of Directors also agreed to grant Mr. Cordial a stock option to purchase 50,000 shares of Somera’s common stock, which option will vest as to 100% of the shares subject to the option four years after the date of grant, subject to accelerated vesting based upon individual performance objectives. In addition, Mr. Cordial was provided the opportunity to earn $75,000 based upon company and individual performance objectives. If such amount is earned, it shall be paid in 2005.

Glenn O’Brien. Mr. Glenn O’Brien entered into an offer letter and commenced his employment with Somera on May 23, 2003. On April 2, 2004, Mr. O’Brien entered into an employment agreement with Somera, which agreement was effective as of March 22, 2004.

Mr. O’Brien’s employment agreement provided for the following:

•	Mr. O’Brien was an “at-will” employee of Somera, serving in the role as Vice President, Sales and Marketing, the Americas.

•	Mr. O’Brien’s annual base salary was $225,000.

•	Mr. O’Brien was eligible to participate in Somera’s executive bonus plan, up to an amount equal to $192,000 based upon both Mr. O’Brien’s personal sales and marketing objectives and Somera’s performance and profitability.

•	Mr. O’Brien received an additional stock option to purchase 250,000 shares of Somera’s common stock, which option will vest as to 25% of the shares subject to the option one year after the date of grant, and as to 1/48th of the shares subject to the option monthly thereafter so that the option will be fully vested and exercisable four years from the date of grant, subject to Mr. O’Brien’s continued service to Somera during such time period.

•	If Mr. O’Brien’s employment terminated as a result of “constructive termination” or other than voluntarily or for “cause,” (and he signed a standard release of claims), then he would be entitled to receive severance pay in the amount of six months of his base salary and an amount equal to the bonus amounts earned and paid to Mr. O’Brien for the two quarters preceding his termination.

•	If within twelve months following a “change of control” involving Somera, Mr. O’Brien terminates his employment as a result of a “constructive termination” or Somera or successor company terminates his employment for other than “cause,” death or disability, then 25% of the shares subject to any unvested options granted to him shall immediately vest and become exercisable at such time.

•	Mr. O’Brien’s right to receive the severance benefits listed above shall be conditioned on his adhering to non-competition and non-solicitation provisions for the twelve-month period following any termination of his employment with Somera.

On November 12, 2004, Mr. O’Brien and Somera entered into a Transition Agreement and General Release whereby Mr. O’Brien’s employment terminated as of December 31, 2004 and Somera agreed to pay Mr. O’Brien the amount of six months of his base salary in lieu of any severance amounts due under Mr. O’Brien’s employment agreement.

Report of the Human Resources Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Somera specifically incorporates it by reference in such filing.

The Human Resources Committee of the Board of Directors is responsible for ensuring that Somera adopts and maintains responsible and responsive compensation programs for its employees, officers and directors. In furtherance of this task, the Human Resources Committee has the obligation to ensure that (a) Somera’s compensation policies (including its wage and salary levels, equity programs, and health and benefit plans) are competitive and designed to attract and retain the most qualified employees, officers and directors, (b) all components of compensation (including wage and salary levels, equity programs, and health and benefit plans) are aligned to actual performance and results, and (c) Somera properly and fully performs all of its public disclosure obligations with respect to its compensation programs and director and executive officer compensation. The Human Resources Committee is also responsible for administering certain other compensation programs for such individuals. The Human Resources Committee Chairperson reports on the Human Resources Committee’s actions and recommendations at Board meetings. Somera’s Human Resources department supports the work of the Human Resources Committee. In addition, the Human Resources Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. The Human Resources Committee is comprised solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and Nasdaq National Market listing requirements to qualify as an independent director.

Compensation Philosophy

Somera operates in the competitive and rapidly changing environment of high technology businesses. The Human Resources Committee seeks to establish compensation policies that allow Somera flexibility to respond to changes in its business environment. Somera’s compensation philosophy is based on the belief that achievement in this environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of Somera’s compensation program are to align compensation with Somera’s business objectives and performance, to foster teamwork and to enable Somera to attract, retain and reward employees who contribute to Somera’s long-term success.

Compensation Components

The fundamental policy of the Human Resources Committee is to provide Somera’s chief executive officer and other executive officers with competitive compensation opportunities based upon their contribution to the financial success of Somera and their personal performance. It is the Human Resources Committee’s objective to have a substantial portion of each officer’s compensation contingent upon Somera’s performance as well as upon his or her own level of performance. Accordingly, the compensation package for the chief executive officer and other executive officers is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to Somera’s achievement of financial performance targets and personal performance, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Somera’s stockholders.

Several of the more important factors which the Human Resources Committee considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. Additional factors were also taken into account, and the Human Resources Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for current and future fiscal years.

Base Salary. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Human Resources Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. Somera seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

Variable Compensation. Each year Somera establishes an Executive Incentive Compensation Plan. Awards under the plan are tied to the financial performance of Somera as a whole and, for certain executives, the financial performance of a division or geographic region.

Long-Term Compensation. Long-term incentives are provided through stock option grants. Stock options awards are designed to align the interests of executives with the long-term interests of the stockholders. The Human Resources Committee approves option grants subject to vesting periods (usually 48 months) to retain executives and encourage sustained contributions. The exercise price at which options are granted is not less than the closing market price of the common stock on the date of grant. These options will acquire value only to the extent that the price of Somera’s Common Stock increases relative to the market price at the date of grant.

Chief Executive Officer’s Compensation

Each of Mr. Heard’s and Mr. Cordial’s compensation for 2004 was determined by the Human Resources Committee based on their assessment of the current market and compensation for an executive of their level of experience and expertise, with consideration for past performance and anticipated future contribution.

HUMAN RESOURCES COMMITTEE OF THE

BOARD OF DIRECTORS

Charles E. Levine (Chairperson)

Barry Phelps

Walter G. Kortschak

STOCK PERFORMANCE GRAPH

Stockholder Return Comparison

The graph below compares the cumulative total return on the Company’s Common Stock for the period commencing November 12, 1999 and ending December 31, 2004 compared to the NASDAQ Composite Index and NASDAQ Telecommunications Index. The graph assumes that $100 was invested on the date of the Company’s initial public offering, November 12, 1999. Historic stock price performance should not be considered indicative of future stock price performance.

Comparison of Cumulative Total Return Among Somera Communications, Inc.,

The NASDAQ Composite Index, and NASDAQ Telecommunications Index

Measurement Period	Somera	NASDAQ Composite Index	NASDAQ Telecommunications Index
12/31/99	100	100	100
3/31/00	98	112	109
6/30/00	109	97	86
9/30/00	76	90	72
12/31/00	70	61	46
3/31/01	36	45	32
6/30/01	58	53	31
9/30/01	35	37	20
12/31/01	61	48	23
3/31/02	59	45	17
6/30/02	57	36	10
9/30/02	16	29	9
12/31/02	22	33	11
3/31/03	7	33	12
6/30/03	12	40	14
9/30/03	15	44	15
12/31/03	13	49	18
3/31/04	12	49	18
6/30/04	13	50	18
9/30/04	11	47	17
12/31/04	10	53	20

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of March 14, 2005 by (i) each beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and each nominee, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The information in the following table regarding the beneficial owners of more than 5% of the Company’s Common Stock is based upon information supplied by principal stockholders or Schedules 13D and 13G filed with the Securities and Exchange Commission.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 14, 2005 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Somera Communications, Inc., 6410 Via Real, Carpinteria, California 93013.

The applicable percentage of ownership for each stockholder is based on 49,975,461 shares of common stock outstanding as of March 14, 2005, together with applicable options for that stockholder.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Beneficially Owned
% Stockholders
Summit Funds(2) c/o Summit Partners 499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301	12,082,333	24.2%
FMR Corp. 82 Devonshire Street Boston, MA 02109	4,990,016	10.0%
Gryphon Funds(3). 100 Crescent Court, Suite 490 Dallas, TX 75201	4,700,000	9.4%
B. Riley Funds(4) 11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025	2,694,051	5.4%

Executive Officers and Directors
David W. Heard(5)	250,000	*
Michael Foliano(6)	50,000	*
Jeremy D. Rossen(7)	245,625	*
Kerry Zan Moore(8)	75,416	*
C. Stephen Cordial(9)	158,333	*
Glenn O’Brien(10)	98,958	*
Walter G. Kortschak(11) c/o Summit Partners 499 Hamilton Avenue, Suite 200 Palo Alto, CA 94301	3,750	*
Casimir S. Skrzypczak(12)	37,813	*
David A. Young(13)	37,813	*
Barry Phelps(14)	161,044	*
Charles E. Levine(15)	37,813	*
All executive officers and directors as a group (11 persons)(16)	1,258,128	2.5%

*	Represents beneficial ownership of less than 1%
(1)	Includes shares issuable upon exercise of options to purchase shares that are exercisable within 60 days of March 14, 2005.
(2)	Includes 11,082,581 shares of common stock owned by Summit Ventures V, 635,075 shares of common stock owned by Summit V Advisors Fund (QP), 194,075 shares of common stock owned by Summit V Advisors Fund, and 170,602 shares of common stock owned by Summit Investors III.
(3)	Includes 4,700,000 shares of common stock over which Gryphon Master Fund, L.P., Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, L.L.C. and E.B. Lyon, IV have shared voting and dispositive power.
(4)	Includes 2,694,051 shares of common stock owned by Riley Investment Management LLC, SACC Partners LP and B. Riley & Co., Inc.
(5)	Includes 250,000 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(6)	Includes 46,875 shares which are subject to the Company’s right of repurchase.
(7)	Includes 46,875 shares which are subject to the Company’s right of repurchase. Also includes 195,625 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(8)	Includes 14,063 shares which are subject to the Company’s right of repurchase. Also includes 60,416 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(9)	Includes 158,333 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(10)	Includes 98,958 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(11)	Mr. Kortschak, one of our directors, is a managing member of Summit Partners, LLC, which is the general partner of Summit Partners, V, which is the general partner of each of Summit Ventures V, Summit V Advisors Fund (QP), and Summit V Advisors Fund. Mr. Kortschak is also a general partner of Summit Investors III. Summit Partners, LLC, through an investment committee, has voting and dispositive power with respect to the shares owned by the Summit funds. Mr. Kortschak does not have voting or dispositive power with respect to the shares owned by the Summit funds and disclaims beneficial ownership of these shares. Includes 3,750 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(12)	Includes 9,370 shares which are subject to the Company’s right of repurchase. Also includes 22,813 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(13)	Includes 9,370 shares which are subject to the Company’s right of repurchase. Also includes 22,813 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(14)	Includes 9,370 shares which are subject to the Company’s right of repurchase. Also includes 145,730 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005. Also includes 314 shares held by The Phelps Family Trust over which Mr. Phelps has voting and dispositive power.
(15)	Includes 9,370 shares which are subject to the Company’s right of repurchase. Also includes 22,813 shares issuable upon exercise of options that are exercisable within 60 days of March 14, 2005.
(16)	Includes 1,082,814 shares issuable upon exercise of options to purchase common stock that are exercisable within 60 days of March 14, 2005. Also includes 145,293 shares which are subject to the Company’s right of repurchase.

CERTAIN TRANSACTIONS

Repayment of Officer Loan During 2004

In December 2004, Rick Darnaby, the Company’s former President and Chief Executive Officer, repaid in full to the Company the aggregate outstanding balance due under his loan from the Company in the approximate amount of $1,600,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Based solely on its review of the copies of such forms filed with the SEC, or written representations from certain reporting persons, the Company believes that, with respect to fiscal 2004, all filing requirements applicable to its officers, directors and ten percent stockholders were satisfied, other than (i) two late Form 4 filings for each of C. Stephen Cordial (as to an option grant for 300,000 shares in April 2004 and an option grant for 50,000 shares in September 2004), and Kerry Zan Moore (as to an option grant for 80,000 shares in March 2004 and an option grant for 100,000 shares in April 2004)., (ii) one late Form 3 filing for each of David W. Heard (as to option grants for 1,000,000 and 250,000 shares in May 2004) and Michael Foliano (as to an option grant for 250,000 shares in August 2004), and (iii) one late Form 4 filing for each of Glenn O’Brien (as to an option grant for 250,000 shares in April 2004), Jeremy D. Rossen (as to an option grant for 125,000 shares in April 2004), Barry Phelps (as to an option grant for 15,000 shares in April 2004), David A. Young (as to an option grant for 15,000 shares in April 2004), Casimir Skrzypczak (as to an option grant for 15,000 shares in April 2004), Charles E. Levine (as to an option grant for 15,000 shares in April 2004), and Walter G. Kortschak (as to an option grant for 15,000 shares in May 2004).

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

Coppell, Texas

April 13, 2005

PROXY SOMERA COMMUNICATIONS INC. PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David W. Heard and Jeremy D. Rossen, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Somera Communications, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Somera Communications, Inc.’s corporate headquarters located at 301 S. Northpoint Drive, Coppell, Texas 75019, on May 10, 2005, at 10:00 a.m., local time, or any adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters set forth below:

(Continued, and to be signed on the other side)

Please mark your votes as indicated in this example

FOR WITHHOLD FOR ALL

1. Proposal to elect the following nominees as members of our board of directors:

Walter G. Kortschak

Casimir Skrzypczak

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through such nominee’s name above.

FOR AGAINST ABSTAIN

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2005 fiscal year.

3. In their discretion, the proxies are authorized to vote upon such other matters(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR ELECTION AS DIRECTORS, AND TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR OUR 2005 FISCAL YEAR.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Signature(s) Dated             , 2005

Signature(s) Dated             , 2005

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.